EXHIBIT 10.1


                           PURCHASE AND SALE AGREEMENT


     THIS PURCHASE AND SALE AGREEMENT (this "Agreement") dated May 16, 2005, is by and between TUCKER FAMILY INVESTMENTS, LLLP, a Colorado limited liability limited partnership, 12741 E. Caley, Unit 142, Englewood, Colorado 80111 ("Tucker"); DNR OIL & GAS, INC., a Colorado corporation, 12741 E. Caley, Unit 142, Englewood, Colorado 80111 ("DNR"); and TINDALL OPERATING CO., a Colorado corporation, 12741 E. Caley, Unit 142, Englewood, Colorado 80111 ("Tindall"), (Tucker, DNR and Tindall may hereinafter collectively be referred to as "Seller"); and COLORADO OIL AND GAS, INC., 7260 Osceola Street, Westminster, Colorado 80030 ("Buyer"). The transaction contemplated by this Agreement may be referred to as the "Transaction."

                                    RECITALS

     A. The entities comprising Seller own certain oil and gas properties and related interests (collectively, the "Properties" as defined in Section 1.1 below).

     B. Each of the entities comprising Seller has authorized Tindall to act for them and on their behalf in connection with all matters related to this Agreement.

     C. Seller desires to sell, assign, and convey to Buyer and Buyer desires to purchase and accept the Properties from Seller.

     D. To accomplish the foregoing, the parties wish to enter into this Agreement.

                                    AGREEMENT

     NOW, THEREFORE, for $100.00, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer agree as follows:

                                    SECTION I
                           TRANSFER OF THE PROPERTIES

     1.1 Sale and Purchase. Except for the Excluded Properties described in
Section 1.2, upon the terms and conditions hereinafter set forth, Seller agrees to sell, assign, and convey to Buyer and Buyer agrees to buy and accept from Seller the following:

     (a) All rights, titles and interests of Seller, of whatever kind or character, whether legal or equitable, and whether vested or contingent, in and to the oil, gas and other minerals in and under or that may be produced from the lands described in Exhibit A hereto (the "Lands") including, without limitation, interests in oil, gas and/or mineral leases described on Exhibit A (the "Leases") covering such Lands, overriding royalties, production payments and net profits interests in such Lands or such Leases, and fee mineral interests, fee royalty interests and other interests in such oil, gas and other minerals, subject to any depth limitations that may be set forth in such Exhibit A or of record;

     (b) All rights, titles and interests of Seller in and to, or otherwise derived from, all presently existing and valid oil, gas and/or mineral unitization, pooling, and/or communitization agreements, declarations and/or orders covering the Leases and Lands and the units created thereby, including, without limitation, all units formed under orders, rules regulations, or other official acts of any federal, state, or another authority having jurisdiction, voluntary unitization agreements, designations and/or declarations, relating to the Lands;

     (c) All of Seller's right, title and interest in the fixtures, personal property and equipment located on the Lands and used in the operation of the wells as presently located on the lands including without limitation well equipment, water wells, casing, tanks, boilers, buildings, tubing, pumping units, motors, pipelines, gathering lines, power lines, and all other machinery, equipment, ancillary facilities and improvements used in the operations (the "Equipment"). The Equipment does not include (i) any vehicles, tools, pulling machines, warehouse stock, equipment or material temporarily located on the Lands; (ii) any leased personal property located on the Lands; (iii) or any equipment, pipelines, fixtures, facilities or interest in land owned by any contractor, purchaser or transporter of oil or gas from the Lands, (iv) compressor and production unit from the UPRC.

     (d) All of Seller's right, title and interest in all contracts and contractual rights insofar and only insofar as they relate to the Leases and Equipment including without limitation, unit agreements, surface leases, oil and gas leases and/or subleases and assignments, mineral deeds, royalty deeds, operating agreements, easements, right of ways, farmout and farmin agreements, and all similar rights leases or owned by Seller, and oil and gas sales, purchase, exchange and processing contracts and agreements, whether of record or not (the "Contracts").

     (e)  All of the "Records," as that term is defined in Section 2.1.

     Seller's interest in the Lands, Leases, Wells, Equipment, Contracts and Records, except the Excluded Properties, shall hereinafter together be called the "Properties."

     1.2 Reservation. Notwithstanding the foregoing, Seller hereby reserves and excepts from the Properties the following interests (collectively the "Reserved Properties"):

     (a)  Hanavan Lease/Overriding Royalty/Option/Reassignment.

          (i) Hanavan ORRI. Seller hereby reserves for itself and its successors and assigns an overriding royalty interest in and to the Hanavan Lease (the Oil and Gas Lease dated 5/22/72 from Champlin Petroleum Company, dated 5/22/72, recorded in Book 188, Page 177), equal to 7.5% of 8/8ths (with such overriding royalty interests being the "Hanavan ORRI").

          (ii) Purchase Option. Buyer shall have the exclusive option to purchase the Hanavan ORRI from Seller for $500,000.00 on or before June 1, 2007, such option to be exercisable one time for the entire Hanavan ORRI (the "Hanavan Option"). If Buyer elects to exercise the Hanavan Option, it shall give Seller written notice of the intent to exercise the Hanavan Option, and consummate the purchase of the Hanavan ORRI within 15 business days of giving Seller notice of exercise of the Hanavan Option. If Buyer fails to consummate the purchase of the Hanavan Option with the 15 business day period, or fails to timely exercise the Hanavan Option, Buyer shall have waived its right to exercise the Hanavan Option.

          (iii) Reassignment Obligation. Buyer shall reassign to Seller, for no consideration, the undrilled portions of the Hanavan Lease if Buyer has not drilled and completed two wells as producing wells (or drilled and plugged and abandoned such wells); one such well in the NW/4SW/4 of Section 21, T13S, R44W, and one such well in the SE/4NW/4 of Section 21, T13S, R44W, such wells to be drilled by Buyer on or before June 1, 2007. For the purposes of this Reassignment Obligation, the undrilled portions of the Hanavan Lease shall be those lands outside the drilling and spacing unit for the wells capable of production in paying quantities located on the Hanavan Lease as of June 1, 2007.

     (b)  Cook Lease Overriding Royalty /Option/Reassignment.

          (i) Cook ORRI. Seller hereby reserves for itself and its successors and assigns an overriding royalty interest in and to the following Oil and Gas Leases: (i) the Oil and Gas Lease from Elmer E. Cook dated 6/9/60, recorded in Book 339, Page 309, (ii) the Oil and Gas Lease from Roland Cook dated 6/9/60, recorded in Book 339, Page 279 and (iii) the Oil and Gas Lease from Ivory E. Dotson dated 8/5/60, recorded in Book 341, Page 317 (collectively, the "Cook Leases") equal to 29.467392% of 8/8ths (the "Cook ORRI").

          (ii) Purchase Option. Buyer shall have the exclusive option to purchase the Cook ORRI from Seller for $500,000.00, such option to be exercisable one time on or before June 1, 2006 for the entire Cook ORRI (the "Cook Option").

          (iii) Repurchase Option. If Buyer has not attempted to recomplete and commingle the Wabunsee and Topeka zones in the Cook #1-5 (SE/4 SE/4 5-33S-43W)wellbore before January 1, 2006, Seller shall have the option to repurchase the Cook #1-5 Well and leases as described in Exhibit A for the allocated value assigned to such well in this Agreement.

          (iv) Reassignment Obligation. If Buyer has not drilled a well in the N/2 of Section 9, T33S, R43W and a second well in the S/2 of
               Section 5, T33S, R44W, both to a depth sufficient to test the Red Cave Formation (located between the depths of 1576 feet and 1650 feet in the Cook #1-5 wellbore), on or before June 1, 2006, then Buyer shall assign to Seller for no consideration the previously assigned rights to the undrilled portion of the Cook Lease.

     (c) Seller reserves from the Properties those interests described in Exhibit C, as fully defined and set forth in the Assignment, Bill of Sale and Conveyance referenced in Section 1.5.

     1.3 Purchase Price/Consideration. The Purchase Price for the Properties shall be $2,500,000 (Two Million Five Hundred Thousand) ("Purchase Price"), subject only to any applicable price adjustment as provided for under the terms of this Agreement, plus 100,000 restricted shares of common stock in Colorado Oil and Gas, Inc., a Colorado corporation valued at $1.00 per share (the (COG Shares").

     The COG Shares shall be issued and delivered to Seller at Closing with an appropriate legend under Rule 144 indicating that such shares are "Restricted Securities" under said Rule 144. Seller agrees to complete and execute appropriate subscription documents for the COG Shares including a Subscription Agreement and Letter of Investment Intent, and Investor Questionnaire to be provided by Buyer to Seller prior to Closing. Seller shall be granted "Piggy-Back" registration rights to have its COG Shares included for registration in the first or any subsequent Registration Statement filed by Buyer with the Securities and Exchange Commission with respect to its shares of common stock that allows for registration and removal of resale restrictions of the COG Shares. In any event Seller agrees not to sell or transfer its COG Shares to any unaffiliated third party for a period of 12 months after the Closing without express written consent of Buyer, which consent shall not be unreasonably withheld.

     1.4 Effective Date. This Agreement shall be effective June 1, 2005, at 7:00 a.m. Mountain Time unless the Buyer extends the Closing Date to after June 15, 2005, at 5:00 p.m. Mountain Time in which case the Effective Date shall be July 1, 2005, at 7:00 a.m. Mountain Time (the "Effective Date").

     1.5 Form of Assignment. The assignment from Seller to Buyer shall be in the form of the Assignment, Bill of Sale and Conveyance attached as Exhibit D and made a part hereof (the "Assignment"). The Assignment shall reflect the reservations of the Hanavan ORRI and the Cook ORRI and shall convey the personal property associated with the Properties "AS IS, WHERE IS".

     1.6 1031 Exchange. Each entity comprising Seller reserves the right, at or prior to Closing, to assign its rights under this Agreement with respect to all or a portion of the Purchase Price, and that portion of the Properties associated therewith ("1031 Properties"), to a Qualified Intermediary ("QI") (as that term is defined in Section 1.1031(k)-1(g)(4)(v) of the Treasury Regulations) to accomplish this Transaction, in whole or in part, in a manner that will comply with the requirements of a like-kind exchange ("Like-Kind Exchange") pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended ("Code"). If Seller so elects, Seller may assign its rights under this Agreement to the 1031 Properties to the QI. Buyer hereby (i) consents to Seller's assignment of its rights in this Agreement with respect to the 1031 Properties, and (ii) if such an assignment is made, agrees to pay all or a portion of the Purchase Price into the qualified trust account at Closing as directed in writing by Seller. Seller and Buyer acknowledge and agree that a whole or partial assignment of this Agreement to a QI shall not release either Party from any of its respective liabilities and obligations to each other or expand any such respective liabilities or obligations under this Agreement. Neither Party represents to the other that any particular tax treatment will be given to either Party as a result of the Like-Kind Exchange. The Party not participating in the Like-Kind Exchange shall not be obligated to pay any additional costs or incur any additional obligations in its sale of the Properties if such costs are the result of the other Party's Like-Kind Exchange, and the Party participating in the Like-Kind Exchange shall hold harmless and indemnify the other Party from and against all claims, losses and liabilities, if any, resulting from such a Like-Kind Exchange.

                                   SECTION II
                                  DUE DILIGENCE

     2.1 Access to Records. Seller shall give Buyer and its authorized representatives, during regular business hours, at Buyer's sole risk, cost and expense, access, with copying privileges, to all geological, geophysical, production, engineering and other technical data and records, and to all contract, land, title and lease records to the extent such data and records are in Seller's possession and relate to the Properties (the "Records") and such other information relating thereto as Buyer may reasonably request with the following exception: Seller shall have no obligation to provide Buyer with access to any documents, data or information which access Seller cannot legally provide Buyer because of third-party restrictions on Seller.

     Buyer shall keep all materials and data obtained from Seller confidential in accordance with the terms of this Agreement, including Sections 5.4, 10.7 and
10.8. Buyer shall return any and all materials and data including Buyer's notes and work papers as to any of the Properties not purchased at Closing.

     2.2 Examination and Physical Inspection. Buyer and its authorized representatives shall have physical access to the Properties at Buyer's sole cost, risk and expense for the purpose of inspecting the Properties, conducting such tests, examination, investigations and assessments as may be reasonable and necessary or appropriate to evaluate the environmental and physical conditions of the Properties. For those Properties which are not operated by Seller, Buyer shall use its best efforts to obtain permission from the operator to conduct such inspections. Buyer shall defend and indemnify Seller from any and all liability, claims, causes of action, injury to Buyer's employees, agents or contractors or to Buyer's property, and/or injury to Seller's property, employees, agents or contractors which may arise out of Buyer's inspections. In the event this Agreement fails to close, Buyer shall keep any and all data or information acquired by all such examinations including the Independent Environmental Review described in Section 2.8(a)(vi) and results of all analysis of such data and information strictly confidential in accordance with the terms of this Agreement and return such data and information to Seller.

     2.3 Disclaimer. Except for the representations contained in this Agreement, Seller makes no representation of any kind as to the Records or any information contained therein. Buyer agrees that any conclusions drawn from the Records shall be the result of its own independent review and judgment.

     2.4 Defensible Title.

     (a) As used herein, the term "Defensible Title" shall mean, as to each of the Leases and Lands, such right, title and interest that (i) is beneficially owned or deducible of record (either from the records of the applicable county and/or, in the case of Federal leases, from the records of the applicable office of the Bureau of Land Management and state leases from the records of the applicable state land office) and, in either case, free from reasonable doubt to the end that a prudent person engaged in the business of the ownership, development and operation of producing oil and gas properties and having knowledge of all of the facts and their legal bearing would be willing to accept the same; (ii) entitles Seller to receive not less than the interest set forth in Exhibit B as the "Net Revenue Interest" or "NRI" with respect to all of the oil, gas and hydrocarbon minerals produced, saved and marketed from each unit or Wells, as the case may be, identified on Exhibit B hereto; (iii) obligates Seller to pay costs and expenses relating to such unit or Wells in an amount not greater than the "Working Interest" or "WI" set forth in Exhibit B; and (iv) except for Permitted Encumbrances, is free and clear of all liens and encumbrances.

          As used herein the term "Permitted Encumbrances" means:


          (i) Lessors' royalties, overriding royalties, reversionary interests and similar burdens if the net cumulative effect of such burdens does not operate to reduce the Net Revenue Interest of any of the Wells to less than the Net Revenue Interest set forth in Exhibit B;

          (ii) preferential rights to purchase and required third party consents to assignment and similar agreements with respect to which (i) waivers or consents are obtained from the appropriate parties prior to Closing, (ii) the appropriate time period for asserting such rights has expired without an exercise of such rights, or
               (iii) with respect to consent, such consent need not be obtained prior to an assignment;

          (iii) liens for taxes or assessments not yet due or not yet delinquent or that are being contested in good faith; (iv) materialmen's, mechanics', repairmen's, employees', contractors', operators' or other similar liens or charges arising in the ordinary course of business incidental to construction, maintenance or operation of the Properties if they have not been filed pursuant to law; (v) all rights to consent by, required notices to, filings with, or other actions by governmental entities in connection with the sale or conveyance of oil and gas leases or interests therein if the same are customarily obtained subsequent to such sale or conveyance; (vi) customary rights of reassignment prior to release or surrender of a lease, requiring notice to the holders of the rights; (vii) easements, rights-of-way, permits, surface leases and other rights in respect of surface operations; (viii) the terms and conditions of all Leases and all agreements, orders, instruments, (ix) the terms and conditions of all Leases and all agreements, orders, instruments, documents and other matters affecting the Properties which are customary in the oil, gas and other mineral exploration, development or extraction business or in the business of processing of gas and gas condensate production for the extraction of products therefrom in the area where the Properties are located, provided that the foregoing do not operate to reduce the Net Revenue Interest, nor increase the Working Interest, of Seller in the Wells as reflected in Exhibit B (unless, in the case of an increased Working Interest, Seller's Net Revenue Interest is proportionately increased); (x) rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate any of the Properties in any manner, and all applicable laws, rules and orders of governmental authority; and (xi) all other liens, charges, encumbrances, contracts, agreements, instruments, obligations, defects and irregularities affecting the Properties that do not (or would not upon foreclosure or other enforcement) reduce the net revenue interests set forth in Exhibit B, nor prevent the receipt of proceeds of production therefrom, nor increase the share of costs above the working interest set forth for the Wells as shown in Exhibit B, nor are such as materially to interfere with or detract from the ownership, operation, value or use of the Properties.

     2.5 Preferential Rights. If any of the Properties are subject to preferential purchase rights, rights of first refusal, consents to assign, lessor's approvals, or similar rights (collectively, "preferential rights"), Seller shall promptly upon the execution of this Agreement by the parties hereto notify all holder of preferential rights of its intention to sell the Properties affected thereby. Seller shall promptly notify Buyer if the preferential rights are exercised, or if the requisite period has elapsed without the rights having been exercised.

     2.6 Title Objection Procedure.

     (a) On or before May 20, 2005, Buyer shall conclude its title review and give notice to Seller of asserted title defects ("Title Defects") which would cause title to any interest not to be Defensible Title. To be effective, Buyer's written notice of a Title Defect must include
          (i) a brief description of the matter constituting the asserted Title Defect and (ii) supporting documents reasonably necessary for Seller (or a title attorney or examiner hired by Seller) to verify the existence of such asserted Title Defect, and (iii) the value of each such Title Defect must exceed $10,000.00 ("Title Deductible"). If a Title Defect does not reduce the Allocated Value of a property by more than the Title Deductible, it shall not be considered to be a Title Defect.

     (b) If a Property is affected by a Title Defect at Closing, the Purchase Price will be reduced by an amount mutually agreed to by Seller and Buyer, unless, (i) Seller cures the Title Defect prior to Closing,
          (ii) Buyer agrees to waive the relevant Title Defect, (iii) Seller elects on or before Closing to cure such Title Defect no later than 90 days after Closing; or (iv) Seller, with Buyer's consent, such consent not to be unreasonably withheld, elects on or before Closing to indemnify Buyer against any loss attributable to the relevant Title Defect. If Seller elects to cure the relevant Title Defect post-Closing, Seller shall assign the affected Asset to Buyer at Closing and the Purchase Price will not be reduced at Closing for such Title Defect. If Seller cures the relevant Title Defect to Buyer's reasonable satisfaction, there shall be no adjustment to the Purchase Price; if Seller does not cure the relevant Title Defect to Buyer's reasonable satisfaction, the Purchase Price shall be adjusted by an amount equal to the Title Defect Value attributable to the applicable Title Defect, such adjustment to be made within 15 days of the determination that the alleged Title Defect will not be cured to Buyer's reasonable satisfaction.

     2.7 Casualty Loss. Prior to Closing, if a portion of the Properties is destroyed by fire or other casualty, or is taken or threatened to be taken in condemnation or under the right of eminent domain (with such event being a "Casualty Loss"), Buyer shall purchase the Property at Closing for the Allocated Value of the Property reduced by the estimated cost to repair or replace such Property (with equipment of similar utility) up to the Allocated Value thereof (the reduction being the "Net Casualty Loss"). Seller, at its sole option, may elect to cure such Casualty Loss. If Seller elects to cure such Casualty Loss, Seller may replace any personal property that is the subject of a Casualty Loss with equipment of similar grade and utility. If Seller cures the Casualty Loss, Buyer shall purchase the affected Property at Closing for the Allocated Value thereof without any Purchase Price Adjustment for such Casualty Loss.

     2.8 Environmental Objection Procedure.

     (a)  The following definitions shall apply to this Agreement:

          (i) "Environmental Law" means any statute, rule, regulation, or code of any federal, state, or local government authority relating to pollution or protection of the environment, to the extent in effect and consistently enforced before the Effective Date.

          (ii) "Retained Remediation Obligations" means only the obligation to remediate certain Environmental Defects identified in an Environmental Defect Notice, except for Site Costs, which obligation to remediate is retained by Seller pursuant to Section 2.8(b).

          (iii) "Assumed Environmental Liabilities" means all liabilities and obligations for environmental matters related to the Properties, whether located on the Properties or offsite, before and after the Effective Date, except for the Retained Remediation Obligations.

          (iv) "Site Costs" shall mean all costs of plugging and abandoning the Wells, disposing of equipment in connection with the Wells and restoring the land in connection with the Wells in compliance with any and all applicable laws, statues, ordinances, rules, regulations, orders or determination of any governmental authority and in compliance with all applicable leases and all other applicable agreements.

          (v) "Environmental Defect Notice" means a notice of an Environmental Defect that is given by Buyer to Seller in accordance with the provisions of Section 2.8(b). An Environmental Defect Notice must be based on the independent Environmental Review or a notice of violation of an Environmental Law received from a governmental authority.

          (vi) "Independent Environmental Review" means the environmental assessment performed by a qualified independent third party environmental consultant on behalf of Buyer.

          (vii) "Environmental Deductible" means a deductible of $10,000.00 per Environmental Defect with respect to an Incident (as hereinafter defined) causing an Environmental Defect. "Incident" means a spill, release, discharge or emission of a substance that occurred or reoccurred in the same area on account of a single cause or course of conduct.

          (viii) "Environmental Defect" means a condition on the Properties that exists before the Effective Date that violates a currently allowed limit prescribed by an Environmental Law.

     (b) An Environmental Defect Notice must be given to Seller no later than 5:00 p.m. Mountain Time on May 20, 2005, and must include all of the following: (i) a description of the affected property including the well name, if applicable, (ii) a detailed description of the condition that causes the claimed Environmental Defect to be in violation of an Environmental Law, (iii) a copy of the Independent Environmental Review confirming violation of an Environmental Law or a copy of the notice of violation of an Environmental Law received from a governmental authority, and (iv) an estimate of the remediation costs less Site Costs, which amount must exceed the Environmental Deductible. Any notice that is not timely and properly given or that does not satisfy all of the foregoing shall not be a valid Environmental Defect Notice. If Seller does not receive an Environmental Defect Notice as to any condition or item, Buyer shall be deemed to have accepted the affected Properties "as is, where is," with all faults and waived Buyer's rights to assert an Environmental Defect with respect to that interest in the Properties.

     (c) If Buyer gives a valid Environmental Defect Notice, Seller, at Seller's option, shall have the option of (i) remediating the Environmental Defect before or within ninety (90) days after the Closing (and at such time as the Environmental Defect is remedied, it shall be excluded from the Retained Remediation Obligations and shall become an Assumed Environmental Liability), (ii) contesting the existence of an Environmental Defect or Buyer's estimate of the remediation costs, or (iii) reducing the Purchase Price or refunding a portion of the Purchase Price if after Closing by Buyer's estimate of the remediation costs, less the Site Costs and Environmental Deductible, in which event Seller shall be released from all further liability or obligation to Buyer with respect to the Environmental Defect and the Environmental Defect shall be an Assumed Environmental Liability. If Seller selects option (i) above, then Seller shall place in escrow the estimate of the remediation costs, less the Site Costs and Environmental Deductible. If Seller selects option (ii) above, then Seller shall place funds in escrow at such time and in such amount, if any, as determined in accordance with sub-paragraph (d) below. The escrowed amounts shall remain in escrow until the remediation is completed. Seller also shall have the option to exclude the Property from this transaction by notifying Buyer before or after the Closing, in which event the Purchase Price shall be reduced by a mutually acceptable amount and money refunded to Buyer, if appropriate.

     (d) If Seller contests the existence of an Environmental Defect or Buyer's estimate of the remediation costs, Seller shall notify Buyer within five (5) business days after Seller's receipt of the Environmental Defect Notice. The notice shall state the basis for Seller's contest of the Environmental Defect or the estimate of the remediation costs. Within three (3) business days after Buyer's receipt of the notice, representatives of Seller and Buyer, knowledgeable in environmental matters, shall meet, and within five (5) days after Buyer's receipt of the notice, either (i) agree to reject the Environmental Defect, in which case Buyer shall waive the Environmental Defect, or (ii) agree on the validity of the Environmental Defect and the estimated remediation costs, in which case Seller shall have the options provided in Section 2.8(c) (except for the right to contest).

     (e)  If Seller elects to remediate an Environmental Defect pursuant to
          Section 2.8(c), Seller shall select the means and methods of effecting the remediation in accordance with applicable Environmental Law and any applicable agreement, but Seller shall not be required to perform any activities if the cost thereof would be Site Costs, including without limitation plugging and abandoning any Wells. Seller's responsibilities for remediation under this Section 2.8(e) shall be limited to a standard appropriate for the use of an asset for oil and gas activities.

     (f) The rights and remedies granted to Buyer in this Section are the exclusive rights and remedies relating to any environmental condition on the Properties, and Seller shall have no other liability or obligations with respect to environmental conditions on the Properties.

     2.9 Purchase Price Adjustments. The Purchase Price is based upon Seller having an ownership in each Well of not less than the Net Revenue Interests specified on Exhibit B. In accordance with Section 2.6, if Seller is unable to deliver, at Closing, the Net Revenue Interests to each Well shown on Exhibit B, the Purchase Price shall be reduced by an amount equal to a proportionate amount of the mutually agreed value for such Well as specified in Exhibit E. Likewise, if Seller shall have a greater Net Revenue interest, the Purchase Price shall be increased proportionately. In addition, in the event the Working Interest set forth on Exhibit B for any Well is not reduced by an amount corresponding to such reduction in Net Revenue Interest, such condition shall be deemed a Title Defect which is subject to the terms of Section 2.6 above. In the event that the aggregate reduction in the Purchase Price on account of any adjustments for the Title Defects and Environmental Defects, equals or exceeds ten percent of the Purchase Price and Seller and Buyer cannot mutually agree upon the adjustment amount, either Seller or Buyer shall have the right to terminate this Agreement by written notice to the other party, in which event all right, duties and obligations of either party hereunder shall cease. The parties acknowledge that Closing may occur prior to the final calculation of the Purchase Price adjustments contemplated by this Section 2.9. If this occurs, Seller and Buyer shall adjust the Purchase Price accordingly at a post-Closing adjustment as described in Section 3.

     2.10 Acceptance.

     (a) Buyer acknowledges and agrees that Seller may not operate some or all of the Properties and, as non-operator, has no knowledge or only limited knowledge of the environmental condition of the Properties. Buyer acknowledges and agrees that Seller has made no effort to investigate the environmental condition of or on the Properties and, except as expressly provided in the following paragraph, makes no representation or warranties as to the condition of the Properties.

          Seller represents and warrants to Buyer that, to the best of Seller's knowledge, Seller has not received any written notice from any federal, state or local government authority that (i) the Properties do not have a permit required under Environmental law, (ii) Seller is in violation or potential violation of an Environmental Law, or (iii) Seller is liable or potentially liable for response costs or other remedial costs under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq. with respect to the Properties.

     (b) After Closing, and except for Retained Remediation Obligations, Buyer shall assume all responsibility and liability to plug and abandon the Wells and reclaim the Lands associated with the Wells on the Properties. In addition, Buyer shall assume all liability and pay, perform, fulfill and discharge, and release Seller from and defend and indemnify Seller against, any and all claims, costs, expenses, liabilities and obligations relating to: (i) the Assumed Environmental Liabilities, including but not limited to those arising out of events occurring after the Effective Date that are within control of Buyer or that are attributable to the acts of Buyer or its contractors or subcontractors, and (ii) the Site Costs as defined in Section 2.8(a)(iv). Upon Closing, Seller agrees to remain and pay, perform, fulfill and discharge, and indemnify Buyer against all claims relating to the Retained Remediation Obligations, except for those claims relating to the Retained Remedial Obligations arising out of events occurring after the Effective Date that are within the control of Buyer or that are attributable to the acts of Buyer or its contractors or subcontractors.

     (c) Physical Condition of Properties: BUYER UNDERSTANDS AND AGREES THAT THIS SALE IS MADE ON AN "AS IS, WHERE IS" BASIS, AND BUYER HEREBY RELEASES SELLER FROM ANY AND ALL LIABILITY OF EVERY KIND AND CHARACTER WITH RESPECT THERETO, WHETHER OR NOT CAUSED BY OR ATTRIBUTABLE TO SELLER'S NEGLIGENCE. WITHOUT LIMITING THE FOREGOING, BUYER WAIVES ITS RIGHT TO RECOVER FROM SELLER AND FOREVER RELEASES AND DISCHARGES SELLER FROM ANY AND ALL DAMAGES, CLAIMS, LOSSES, LIABILITIES, PENALTIES, FINES, LIENS, JUDGMENTS, COSTS OR EXPENSES WHATSOEVER (INCLUDING WITHOUT LIMITATION, ATTORNEYS FEES AND COSTS OF LITIGATION), WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THAT MAY ARISE OUT OF OR BE CONNECTED IN ANY WAY WITH THE PHYSICAL CONDITION OF THE PROPERTIES OR ANY LAW OR REGULATION APPLICABLE THERETO, INCLUDING WITHOUT LIMITATION, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED (42 U.S.C. 9601 ET SEQ.), THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976 (42 U.S.C. 6901 ET SEQ.), THE CLEAN WATER ACT (33 U.S.C. 466 ET SEQ.), THE SAFE DRINKING WATER ACT (14 U.S.C. 1401-1450), THE HAZARDOUS MATERIALS TRANSPORTATION ACT (49 U.S.C. 1801 ET SEQ.), AND THE TOXIC SUBSTANCE CONTROL ACT (15 U.S.C. 2601-2629).

     (d) Buyer's Due Diligence: SELLER DOES NOT WARRANT OR REPRESENT THE ACCURACY OR COMPLETENESS OF THE SEISMIC DATA, THE GEOLOGIC DATA, FILES, CONTRACTS, ENVIRONMENTAL REPORTS OR ANY OTHER INFORMATION RELATING TO THE PROPERTIES, QUANTITY OR QUALITY OF RESERVES, IF ANY, OR ABILITY TO PRODUCE HYDROCARBONS FROM THE PROPERTIES, WHICH WERE FURNISHED TO BUYER, AND BUYER RELIES THEREON AT BUYER'S SOLE RISK AND EXPENSE. Seller makes this conveyance based upon the representation that Buyer has conducted due diligence and has made an independent evaluation of the condition of the Properties, production potential, and otherwise. Buyer is charged with all knowledge obtainable from materials made available by Seller relating to the Properties prior to Closing and from county records and federal, state and regulatory agency records.

                                   SECTION III
                                   ACCOUNTING

     3.1  Accounting.

     (a) All proceeds (including proceeds held in suspense or escrow) from the sale of production actually sold and delivered by Seller prior to the Effective Date attributable to the Properties shall belong to Seller and all proceeds from the sale of production actually sold and delivered after the Effective Date attributable to the Properties shall belong to Buyer.

     (b) All oil, condensate or liquid hydrocarbons and any products (liquid, gas or solid) separated or processed therefrom (hereinafter in this paragraph called "oil") in storage shall be measured or gauged and all gas meter charts shall be replaced at the Effective Date. Buyer shall pay Seller for such oil at the actual price received for the sale of such oil. If not known, this Purchase Price shall be estimated at Closing and paid to Seller with the actual final settlement of this matter to occur at the post-Closing accounting, provided that Buyer shall not pay Seller for oil in storage below the one foot level of the bottom of the tank.

     (c) Any gas imbalance shall be accounted for between Buyer and Seller as follows: Buyer and Seller agree that the net gas imbalance attributable to the Properties as of the Effective Date is believed to be that which is set forth on Exhibit F (the "Agreed Imbalance"), notwithstanding that the actual imbalance may be less or greater. The Agreed Imbalance has been used by Buyer and Seller in negotiating the Purchase Price under this Agreement. Buyer and Seller shall verify the actual net gas imbalance in the post-Closing accounting and any imbalance shall be accounted for between the parties at the price of $6.00 per MCF but only as to those volumes which exceed or are less than the Agreed Imbalance; provided that if an applicable operating or gas balancing agreement requires cash balancing upon conveyance of the interests, the adjustment price shall equal the greater of $6.00 per MCF or the price received with respect to such cash balancing. Such settlement shall be final and neither party thereafter shall make claim upon the other concerning the gas balances of the Properties. Buyer assumes all rights and liabilities relating to gas imbalances discovered after the post-Closing settlement including any revenue adjustment caused by such subsequently discovered imbalance.

     (d) Except as otherwise specifically provided in this Agreement, all normal and routine costs, expenses and contractual obligations relating to the Properties (collectively, "Property Expenses") which accrue prior to the Effective Date shall be paid and discharged by Seller and all normal and routine contractual costs, expenses and obligations relating to the Properties which accrue after the Effective Date shall be paid and discharged by Buyer.

     (e) The foregoing adjustments in subparagraphs (a) to (d) shall be made by debits and credits between the parties at Closing or post-Closing as provided for herein.

     3.2 Sales Tax. The Purchase Price provided for hereunder excludes any sales taxes or other taxes in connection with the sale of property pursuant to this Agreement. If a determination is ever made that a sales tax or other transfer tax applies, Buyer shall be liable for such tax as well as any applicable conveyance, transfer and recording fees, and real estate transfer stamps or taxes imposed on any transfer of property pursuant to this Agreement. Buyer shall defend and hold Seller harmless with respect to the payment of all such taxes, if any, including any interest or penalties assessed thereon.

     3.3 Post-Closing Adjustments. As soon as practicable after Closing, but in any event within ninety (90) days thereafter, Seller shall prepare, in accordance with this Agreement and (where applicable) in accordance with generally accepted accounting principles consistently applied, a final settlement statement (herein called the "Final Statement") setting forth each adjustment or payment which was not finally determined as of the Closing Date, and showing the calculation of the final settlement price based on such Final Statement (the "final settlement price"). Seller shall submit the Final Statement to Buyer and shall afford Buyer access to Seller's records pertaining to the computations contained in the Final Statement. As soon as practicable after receipt of the statement, Buyer shall deliver to Seller a written report containing any changes which Buyer proposes be made to the Final Statement. The parties shall agree with respect to the amounts due pursuant to such post-Closing adjustment not later than sixty (60) days after Buyer's receipt of Seller's Final Statement. The date upon which such agreement is reached shall be herein called the "Settlement Date." In the event that (i) the final settlement price is more than the amount previously paid to Seller, Buyer shall pay to Seller in immediately available funds the amount of such difference; or (ii) the final settlement price is less than the amount previously paid to Seller, Seller shall pay to Buyer in immediately available funds the amount of such difference.

     3.4 No Broker's Fees. Each of Seller and Buyer represents and warrants to the other that it has not incurred liability, contingent or otherwise, for brokers' fees, or finders' fees or similar fees in respect of this Agreement or the transactions contemplated hereby.

     3.5 Proration of Taxes. All ad valorem taxes, severance taxes, conservation taxes, real property taxes, personal property taxes and similar obligations for the Properties for the tax period in which the Effective Date occurs shall be apportioned on a calendar year basis as of the Effective Date between Buyer and Seller. Any tax based on the value of hydrocarbon production shall be prorated only as to taxes on hydrocarbons produced in the year in which the Effective Date occurs. The portion of apportioned tax liability, based on a good faith estimate, shall be credited to Buyer's account, which shall be adjusted by the parties by payment by one party to the other of the amount of the over- or under-estimation when the amount of the tax liability is actually known. Buyer shall file or cause to be filed all required reports and returns for taxes and shall pay or cause to be paid to the taxing authorities all taxes for the tax period in which the Effective Date occurs. All liability for Seller's proportionate share of taxes attributable to the Properties for all years prior to the year in which the Effective Date is effective shall be Seller's alone. The amount of or a good faith estimate of taxes due but not paid as of Closing shall be deducted from the Purchase Price and later adjusted by the parties by payment by the one party to the other of the amount of the over or underestimation when the amount of the tax liability is actually known. If such deductions and adjustments are made, Buyer shall be responsible for payment of the taxes. Buyer shall provide Seller with copies of the filed reports and proof of payment promptly after filing and paying taxes.

     3.6 Invoices for Property Expenses and Proceeds Received After the Settlement Date. After the Settlement Date, those proceeds attributable to the Properties received by a Party or invoices received for or Property Expenses paid by one Party for or on behalf of the other Party with respect to the Properties which were not already included in the Final Statement, shall be settled as follows:

     (a) Proceeds. Proceeds received by Buyer with respect to sales of hydrocarbons produced prior to the Effective Date shall be remitted or forwarded to Seller. Proceeds received by Seller with respect to sales of hydrocarbons produced after the Effective Date shall be forwarded to Buyer.

     (b) Property Expenses. Invoices for Property Expenses received by Buyer that relate to operations on the Properties prior to the Effective Date shall be forwarded to Seller by Buyer, or if already paid by Buyer, invoiced by Buyer to Seller. Invoices for Property Expenses received by Seller that relate to operations on the Properties after the Effective Date shall be forwarded to Buyer by Seller, or if already paid by Seller, invoiced by Seller to Buyer.

     (c) Duration. The provisions of this Section 3.6 shall apply until November 30, 2005, after which time, Buyer specifically agrees to assume, pay, become liable for and release Seller from all obligations and liabilities for Property Expenses related to the Properties attributable to the periods of time both before and after the Effective Date.

                                   SECTION IV
                         REPRESENTATIONS AND WARRANTIES

     4.1 Representations and Warranties of Seller. Seller hereby covenants, represents and warrants to Buyer as follows:

     (a) Seller has full power, authority, and legal right to convey the Properties. The entities defined herein as Seller are duly organized, validly existing, and in good standing under the laws of the State of Colorado and are duly qualified to do business in Colorado;

     (b) The Properties are free and clear of all liens and encumbrances arising by, through or under Seller except for those which Seller has disclosed in writing to Buyer and those which Seller shall cause to be released and discharged on or before the Closing Date;

     (c) To the best of Seller's knowledge, Seller has filed all federal, state, and other reports or returns, if any, required to be filed by Seller in connection with the Properties when required and has either discharged or caused to be discharged as the same have become due, all taxes, costs, expenses, charges, and debts of every kind and character including, without limitation, severance taxes, attributable or relating to the Properties or to the operation thereof or revenues or income therefrom attributable to the period prior to the Effective Date except for those that have been disclosed in writing to Buyer;

     (d) To the best of Seller's knowledge, there are no agreements to which Seller is a party or by which Seller is bound, relating to the Properties, requiring Seller to bear any of the costs associated with operations under such agreement greater than Seller's proportionate share of the ownership of the Properties affected thereby, except those which have been disclosed in writing to Buyer;

     (e) To the best of Seller's knowledge, no legal action, suit, or proceeding to which the Seller is a party, judicial or administrative, or governmental investigation is pending which could conceivably involve the Properties or the production of oil and/or gas therefrom, the operations being conducted thereon or the purchase, sale, transportation, or processing of production of products therefrom, which would have a material adverse effect on the Properties or on the ability of Seller to perform its obligations under this Agreement, except those which have been disclosed in this Agreement or otherwise in writing to Buyer.

     4.2 Representations and Warranties of Buyer. Buyer hereby covenants, represents and warrants to Seller as follows:

     (a) Buyer has full power and authority to make and perform this Agreement according to the terms hereof and is a corporation duly organized, validly existing, and in good standing under laws of the State of Colorado;

     (b)  Buyer at present is duly qualified to do business in Colorado;

     (c) Buyer's execution, delivery, and performance of this Agreement has been duly authorized by all necessary corporate action, including, but not limited to, an executed resolution of its Board of Directors delivered to Seller before the Closing;

     (d) Buyer is acquiring the Properties for its own account, for use in its trade or business or for investment, and not with a view toward or for sale in connection with any distribution thereof, nor with any present intention of making a distribution thereof within the meaning of the Securities Act of 1933;

     (e) Buyer is presently qualified to hold leases of the United States and/or hold leases..

     (f) In entering into this Agreement, Buyer acknowledges and affirms that it has relied and will rely solely on the terms of this Agreement and upon its independent analysis, evaluation and investigation of, and judgment with respect to, the business, economic, legal, tax or other consequences of the transaction contemplated by this Agreement, including its own estimate and appraisal of the extent and value of the petroleum, natural gas and other reserves of the Properties, the value of the Properties and future operation, maintenance and development costs associated with the Properties. Buyer is aware of the geologic factors and risks associated with operating oil and gas wells in the area of the Properties. Accordingly, Buyer assumes the risk of the downhole condition of the Wells. Except as expressly provided in this Agreement, Seller shall not have any liability to Buyer or its affiliates, agents, representatives or employees resulting from any use, authorized or unauthorized, of the Records or other information relating to the Properties provided by or on behalf of Seller.

     4.3 Survival of Representations and Warranties. All representations and warranties contained in this Section 4 of this Agreement shall terminate one year after Closing. The parties hereto have made no representations or warranties except those expressly set forth in this Agreement.

                                    SECTION V
                       ADDITIONAL AGREEMENTS AND COVENANTS

     5.1 Affirmative Obligations of Seller Pending Closing. From the date of this Agreement to Closing, Seller agrees that it shall conduct Seller's business with respect to the Properties in a prudent manner, consistent with its recent practices. Seller shall notify Buyer of any material change in the condition of the Properties of which Seller becomes aware prior to Closing and shall consult with Buyer regarding any expenditures in excess of $25,000.00 (U.S.) net to Seller's interest to be made for the Properties between the date of this Agreement and Closing.

     5.2 Other Obligations of Seller Pending Closing. From the date of this Agreement to the Closing Date, to the extent Seller is required to do so under applicable agreements, Seller shall diligently attempt to pay all costs and expenses incurred in connection with the development, operation and maintenance of the Properties and all delay rentals, shut-in payments, and minimum royalties owing on account of any lease.

     5.3 Operating Approval. Prior to Closing, Buyer shall diligently pursue from the appropriate governmental authorities the approvals necessary to operate those Wells currently being operated by Seller. Such approval shall include filing and/or obtaining bonds covering the Properties as may be required by applicable federal, state or local government agencies having jurisdiction over the Properties or a commitment in writing by a surety company satisfactory to the government agencies to issue the required bonds upon Closing. In lieu of the foregoing, Buyer may employ a mutually agreed to third party contract operator.

     5.4 Confidentiality. Buyer shall cause the information and data furnished or made available by Seller to Buyer and its officers, employees, and representatives (including bankers and financial advisors) in connection with this Agreement or Buyer's investigation of the Properties, to be maintained in confidence and not to be used for any purpose other than in connection with this Agreement or Buyer's investigation of the Properties; provided, however, that the foregoing obligation shall terminate on the earlier to occur of (i) the Closing, (ii) such time as the information or data in question is disclosed to Buyer by a third party that is not obligated to Seller to maintain same in confidence, or (iii) such time as the information or data in question becomes generally available to the oil and gas industry other than through the breach of the foregoing obligation.

                                   SECTION VI
                              CONDITIONS TO CLOSING

     6.1 Conditions Precedent to Seller's Obligation to Close. Seller shall be obligated to consummate the sale of the Properties as contemplated hereby on the Closing Date, provided the following conditions precedent exist or have been waived by Seller:

     (a) For that portion of the Properties operated by a Seller, Buyer or Buyer's third party contract operator shall have obtained bonds covering the Properties as may be required by any federal, state or local governmental agencies having jurisdiction over the Properties, or a commitment by a surety company satisfactory to the governmental agencies to issue required bonds upon Closing so as to allow Buyer to become the designated operator of such Wells;

     (b) All representations and warranties of Buyer contained in this Agreement or in connection with the Transaction shall be true and correct in all material respects at and as of Closing as though such representations and warranties were made at and as of such time; and

     (c) Buyer shall have complied in all material respects with all agreements and conditions of this Agreement to be performed or complied with by Buyer on or prior to the Closing Date; and

     (d) Before Closing, Buyer shall have delivered to Seller an executed resolution of Buyer's Board of Directors authorizing Buyer's execution, delivery and performance of this Agreement as provided in
          Section 4.2(d) and 7.2(b) and an opinion letter from counsel attesting that Buyer has full power and authority to enter into this Agreement and perform its obligations under this Agreement.

     6.2 Conditions Precedent to Buyer's Obligation to Close. Buyer shall be obligated to consummate the purchase of the Properties as contemplated by this Agreement on the Closing Date, provided that the following conditions precedent have been satisfied or have been waived by Buyer:

     (a) All representations and warranties of Seller contained in this Agreement or in connection with this Transaction shall be true and correct in all material respects at and as of Closing as though such representations and warranties were made at and as of such time; and

     (b) Seller shall have complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by Seller on or prior to the Closing Date, necessary for the conveyance of the Properties.

                                   SECTION VII
                                     CLOSING

     7.1 Closing. The Closing Date shall be on or before June 1, 2005. The Closing will be held at the offices of Seller or at any other mutually acceptable location. Buyer may elect to extend the Closing Date by a maximum of 30 days. If Buyer extends the Closing Date to June 15, 2005, before 5:00 p.m. Mountain Time, then the Effective Date will remain the same. If Buyer extends the Closing Date to after 5:00 p.m. Mountain Time on June 15, 2005, then the Effective Date shall be July 1, 2005, at 7:00 a.m. Mountain Time. In no event shall the Closing Date be extended beyond July 1, 2005, at 5:00 p.m. Mountain Time.

     7.2 Obligations at Closing. At the Closing, the following shall occur:

     (a) Seller shall deliver to Buyer the Assignment and Bill of Sale, executed and properly notarized;

     (b) Buyer shall deliver to Seller a corporate resolution signed by its Board of Directors approving this acquisition of the Properties and an opinion letter from its counsel attesting that Buyer has full power and authority to enter into this Agreement and perform its obligations under this Agreement.

     (c) Buyer shall wire transfer to Seller the Purchase Price as adjusted hereunder, subject to further adjustment after Closing as provided for in this Agreement;

     (d)  Buyer and Seller shall execute the Settlement Statement;

     (e) If Buyer requests, Seller shall execute transfer orders or letters in lieu notifying purchasers of production of the change in ownership of the Properties and such other instruments as may be necessary to convey the Properties to Buyer;

     (f) If Buyer requests, Seller shall execute all necessary forms to be filed with the regulatory authorities concerning the change of ownership and operation of the Properties and Buyer shall deliver to Seller evidence that Buyer has obtained approval of such authorities so that Buyer can operate the Properties, if applicable;

     (g) Seller shall execute and acknowledge any federal or state assignment forms; and

     (h) Buyer and Seller shall execute such other instruments and take such other action as may be necessary to carry out its obligations under this Agreement.

                                  SECTION VIII
                            POST CLOSING OBLIGATIONS

     8.1 Files and Records. At Closing or as soon thereafter as practicable, and at Buyer's expense, Seller shall furnish to Buyer copies of all Records relating to the Properties and maintained by Seller except any document or record discussing the value of the Properties or any document or record covered by non-disclosure obligations.

     8.2 Indemnity. Buyer shall release Seller from and shall fully protect, indemnify, and defend Seller, its officers, agents and/or employees and hold them harmless from any and all claims, losses, damages, demands, suits, causes of action, and liabilities (including attorneys fees, costs of litigation and/or investigation and costs associated therewith) (collectively referred to hereafter as "Claims") relating to Buyer's ownership and operation of the Properties, including without limitation, injury or death of any person or persons, and/or damage to or loss of any Properties or resources arising out of or connected directly or indirectly with the ownership or operation of the Properties, or any part thereof, pertaining to the period subsequent to the Effective Date. The indemnity obligation and release provided herein shall apply regardless of cause or of any negligent acts or omissions of Seller, its officers, agents, and/or employees. The obligations and indemnifications set out in this Section 8 and Section 2.8(b) shall not be limited in duration and shall survive termination of this Agreement indefinitely.

                                   SECTION IX
                               RIGHTS AND REMEDIES

     9.1 Termination. In the event that Closing does not occur as a result of Buyer's material breach of this Agreement, then Seller shall have the option to terminate the Agreement and retain all legal and equitable remedies Seller may have for Buyer's breach of this Agreement. Buyer's material breach of this Agreement shall include, without limitation, the failure to deliver the Purchase Price, as adjusted hereunder, at Closing.

     9.2 No Waiver. Consummation of Closing on the Properties shall not be deemed to be a waiver by either party of any of its rights or remedies hereunder for breach of warranty, covenant, or agreement herein by the other party. However, the sole remedy of Buyer for a material breach by Seller of any warranty or the non-satisfaction of a condition precedent to Buyer's obligation to Close, which said breach or non-satisfaction has a material adverse effect on the Properties to Buyer, and which Seller has not elected to remedy to the satisfaction of Buyer, shall be as follows:

     (a) Prior to Closing. Buyer may terminate this Agreement as provided herein.

     (b) Subsequent to Closing. Buyer waives the right to assert any claims against Seller for rescission of this Agreement based upon breach of representations and warranties or non-satisfaction of conditions precedent. Such claims shall be limited to actual damages.

          In no event shall fluctuations in the price of crude oil, gas or other hydrocarbons or changes in the productive capacity of the wells located on the leases be a basis for a termination of this Agreement or a re-conveyance of the Properties to Seller.

                                    SECTION X
                                  MISCELLANEOUS

     10.1 Notices: All notices and other communications required, permitted, or desired to be given hereunder must be in writing and sent by overnight courier, properly addressed as shown herein below, and with all charges fully prepaid or by hand delivery or by facsimile transmission. Date of service by courier or hand delivery is the date on which such notice or other communication is received by the addressee, by facsimile is the date sent, or if such date is on a weekend or federal or state holiday, then on the next date which is not Saturday, Sunday or such holiday. Each party may change its address by notifying the other party in writing,

          If to Seller:

          R. Lee Tucker, Limited Partner
          Tucker Family Investments, LLLP
          12741 E. Caley,
          Unit 142
          Englewood, CO 80111
          Attn: R. Lee Tucker
          Fax:  303-850-0175


          DNR Oil & Gas Inc.
          12741 E. Caley, Unit 142
          Englewood, CO 80111
          Attn:  Charles B. Davis, President
          Fax:  303-825-2968


          Tindall Operating Co.
          12741 E. Caley, Unit 142
          Englewood, CO 80111
          Attn:  R. Lee Tucker, President
          Fax:  303-850-0175

          If to Buyer:

          Colorado Oil & Gas, Inc.
          7260 Osceola Street
          Westminster, CO 80030
          Bill Stewart, CEO/President
          Fax:  720-344-0920

     10.2 Conveyance Costs. Seller shall be responsible for all filing and recording of documents related to the transfer of the Properties from Seller to Buyer but Buyer shall pay for all fees connected therewith. Within sixty (60) days after Closing, Seller shall furnish Buyer and the operator or operators of any unit or units which include any portion of the Properties, a copy of all assignments as recorded in the appropriate county records. Seller shall file assignments of the Properties with appropriate state and federal authorities, if required by state and federal leases, if any, covering the Properties or as required by applicable statutes, rules or regulations and Buyer shall pay all costs and fees connected therewith. Seller shall furnish Buyer with all pertinent recording data and evidence of all such required filings. Buyer shall be responsible for any and all transfer fees or taxes that may be assessed on the sale of the Properties.

     10.3 Further Assurance. At the Closing and thereafter as may be necessary, the Seller and Buyer shall execute, acknowledge and deliver such other instruments and take such other action as may be reasonably necessary to carry out their obligations under this Agreement.

     10.4 Amendments and Severability. No alterations, modifications, amendments, or changes in this Agreement shall be effective or binding unless the same shall be in writing and signed by Seller and Buyer. The invalidity of any one or more covenants or provisions of this Agreement shall not affect the validity of the Agreement as a whole, and in case of any such invalidity, this Agreement shall be construed as if such invalid provision had not been included herein.

     10.5 Successor and Assigns. The terms, covenants and conditions hereof shall be binding upon and shall inure to the benefit of Seller and Buyer and their respective successors and assigns; and such terms, covenants and conditions shall be covenants running with the land and with each subsequent transfer or assignment of the Properties.

     10.6 Headings. The titles and headings in this Agreement have been included solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement.

     10.7 Securities Laws. Buyer shall notify Seller or Seller shall notify Buyer, whichever is applicable, promptly of any federal and/or state securities law(s) or Federal Trade Commission filing requirements and/or any other disclosure requirements to which it believes it may be subject with respect to the transactions provided for in this agreement. Buyer hereby agrees not to identify Seller in any press release or filing with the Securities and Exchange Commission unless required by SEC or State laws.

     10.8 Media Releases or Other Disclosures to Third Parties or Shareholders. Neither party, unless required to do so by law, shall release any information to the press, other media shareholders or other third parties regarding this purchase and sale. A party may release information to the extent required by law or an applicable stock exchange but shall, to the extent possible, consult with and consider in good faith the comments of the other party as to the content of the release. The identity of the Seller, the names of specific wells or leases or the specific locations or legal descriptions of specific wells or leases shall not be disclosed in any release or disclosure of any kind or nature unless required by SEC or state laws. Nor shall a copy of this Agreement be enclosed or included within any such release unless required by SEC or state laws.

     10.9 Governing Law. THIS CONTRACT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF COLORADO.

     10.10 Fax Execution. An executed copy of this Agreement transmitted by facsimile delivery shall have the same effect as if the originally executed Agreement had been delivered. This Agreement may be executed in multiple counterparts, each of which shall be considered an original for all purposes.

     10.11 Assignment. This Agreement may not be assigned without the prior written consent of the other parties. For purposes of this provision, a merger shall not be considered an assignment.

     10.12 Exhibits. The following exhibits which are attached hereto are incorporated into this Agreement and made a part hereof:

          Exhibit A         Leases and Lands
          Exhibit B         Wells/Working Interests/Net Revenue Interests
          Exhibit C         Reserved Properties
          Exhibit D         Assignment, Bill of Sale and Conveyance
          Exhibit E         Allocated Values
          Exhibit F         Agreed Imbalances

     10.13 Survival. The representations and warranties set forth in this Agreement shall survive the Closing for a period of one year. A claim for a breach of a representation or warranty must be made on or before one year after Closing. Delivery of the Assignment at Closing will not constitute a merger of this Agreement with such Assignment.

     10.14 Limitation on Damages. The Parties shall not have any liability to each other for consequential, special, punitive or exemplary damages arising out of or related to a Party's breach of any provision of this Agreement.

     10.15 No Third-Party Beneficiaries. This Agreement is intended to benefit only the Parties hereto and their respective permitted successors and assigns. There are no third party beneficiaries to this Agreement.

     10.16 Several Liabilities of the Seller. All of Seller's liabilities and obligations under this Agreement shall be several among each of the entities comprising Seller, and not joint. In addition, the liability and obligations of each Seller under the terms of this Agreement shall be tied directly to the Properties owned by each Seller and capped at the amount of the Purchase Price received at Closing by that particular Seller. Buyer hereby waives and releases each of the entities and individuals comprising Seller from any liabilities and obligations above each Seller's cap described in the preceding sentence.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year set forth below, but effective as of the Effective Date.

                                    SELLER:
                                    TUCKER FAMILY INVESTMENTS, LLLP

                                    By:
                                        -------------------------------------
                                    Name:
                                        -------------------------------------
                                    Title:
                                        -------------------------------------


                                    DNR OIL & GAS, INC.

                                    By:
                                        -------------------------------------
                                    Name:
                                        -------------------------------------
                                    Title:
                                        -------------------------------------

                                    TINDALL OPERATING CO.

                                    By:
                                        -------------------------------------
                                    Name:
                                        -------------------------------------
                                    Title:
                                        -------------------------------------

                                    BUYER:
                                    COLORADO OIL AND GAS, INC.

                                    By:
                                        -------------------------------------
                                    Name:
                                        -------------------------------------
                                    Title:
                                        -------------------------------------

                                   EXHIBIT "A"



                                  LEASES/LANDS
                                  ------------

                                   EXHIBIT "A"

SPLIT TABLE - SEE BELOW



ILSR LSE                                                         LSE EX                    RECORDING
NUMBER       LESSOR                 LESSEE                       DATE        COUNTY  ST   BOOK  PAGE
--------------------------------------------------------------------------------------------------------
CO-1048-01   Sheppard, Dorothy W.   Energy Minerals Corporation  12/9/1982   Weld     CO   984   1911276
CO-1048-02   Sheppard, Ray D.                                    12/9/1982   Weld     CO


CO-1041-01   Nickerson, Albert M.   Energy Minerals Corporation  4/23/1981   Weld     CO   960   1111991


CO-1043-00   Llad, Kenneth          Energy Minerals Corporation  1/15/1982   Weld     CO   968  18982389


CO-1072-01   Castor, Delbert D.     Energy Minerals Corporation   3/5/1990   Weld     CO  1258   2208158
CO-1072-02   Wagner, Carl D.        Energy Minerals Corporation  3/12/1990   Weld     CO  1262   2211667



SPLIT TABLE - SEE ABOVE

ILSR LSE                                                          WI/HRX &
NUMBER       LESSOR                 TWP  RGE  SBC   DESCRIPTION   ASSIGNED
------------------------------------------------------------------------------

CO-1048-01   Sheppard, Dorothy W.   7N   58W   7    NE/4NW4       100.00/80.00
CO-1048-02   Sheppard, Ray D.       7N   58W   7    NE/4NW4       100.00/80.00


CO-1041-01   Nickerson, Albert M.   7N   58W  18    SW/4NW4       100.00/80.00


CO-1043-00   Llad, Kenneth          7N   59W  13    SW/4NW4       100.00/80.00


CO-1072-01   Castor, Delbert D.     7N   59W  27    SW/4NW4       100.00/80.00
CO-1072-02   Wagner, Carl D.        7N   59W  27    SW/4NW4       100.00/80.00

                              EXHIBIT "A" CONTINUED

SPLIT TABLE - SEE BELOW



ILSR LSE                                                              LSE EX               RECORDING
NUMBER      LESSOR                      LESSEE                        DATE      COUNTY ST  BOOK  PAGE
--------------------------------------------------------------------------------------------------------
CO-1072-03  Wagner, Cecile              Energy Minerals Corporation   3/12/1990 WELD   CO  1262  2211668
CO-1072-04  Billops, Ford L.            Energy Minerals Corporation   3/12/1990 WELD   CO  1260  2210348
CO-1072-05  Debee, Margaret E.          Energy Minerals Corporation   3/22/1990 WELD   CO  1263  2212825
CO-1072-06  Harris, W.I.                Energy Minerals Corporation   4/6/1990  WELD   CO  1261  2212826
CO-1072-07  Global Natural Resources
            Corporation                 Energy Minerals Corporation   2/14/1990 WELD   CO  1262  2211671
CO-1072-08  Pacific Enterprises Oil
            Company                     Energy Minerals Corporation   3/2/1990  WELD   CO  1262  2211670
CO-1072-09  Franks, Roy M., III         Energy Minerals Corporation   3/14/1990 WELD   CO  1263  3212827
CO-1072-10  Britton, Eugenia L.         Energy Minerals Corporation   3/14/1990 WELD   CO  1263  2212828
CO-1072-11  Franks, Eugnia N.           Energy Minerals Corporation   3/14/1990 WELD   CO  1263  2212829
CO-1072-12  Johnson, Lorea R.           Energy Minerals Corporation   4/23/1990 WELD   CO  1263  2212830
CO-1072-13  Ivson, Dawg, J.             Energy Minerals Corporation   4/23/1990 WELD   CO  1263  2212831
CO-1072-14  Wilmed, Norma Mac Johnson   Energy Minerals Corporation   4/23/1990 WELD   CO  1264  2213894
CO-1072-15  Johnson, Daniel             Energy Minerals Corporation   4/23/1990 WELD   CO  1264  3213893
CO-1072-16  Johnson, Joanna             Energy Minerals Corporation   4/23/1990 WELD   CO  1264  3214466
CO-1072-17  Johnson, Geroge J.          Energy Minerals Corporation   4/23/1990 WELD   CO  1264  3214467
CO-1072-18  Willard, Alice K.           Energy Minerals Corporation   4/23/1990 WELD   CO  1264  3214319
CO-1072-21  Snow, Eloise J.             Energy Minerals Corporation   4/23/1990 WELD   CO  1265  2218339

CO-1071-00  Castor, Delbert D.          Energy Minerals Corporation   3/5/1990  WELD   CO  1258  2208156



SPLIT TABLE - SEE ABOVE

ILSR LSE                                                            WI/HRX &
NUMBER      LESSOR                     TWP  RGE  SBC   DESCRIPTION  ASSIGNED
--------------------------------------------------------------------------------

CO-1072-03  Wagner, Cecile             7N   59W  27    SW/4 NW4     100.00/80.00
CO-1072-04  Billops, Ford L.           7N   59W  27    SW/4 NW4     100.00/80.00
CO-1072-05  Debee, Margaret E.         7N   59W  27    SW/4 NW4     100.00/80.00
CO-1072-06  Harris, W.I.               7N   59W  27    SW/4 NW4     100.00/80.00
CO-1072-07  Global Natural Resources
            Corporation                7N   59W  27    SW/4 NW4     100.00/80.00
CO-1072-08  Pacific Enterprises Oil
            Company                    7N   59W  27    SW/4 NW4     100.00/80.00
CO-1072-09  Franks, Roy M., III        7N   59W  27    SW/4 NW4     100.00/80.00
CO-1072-10  Britton, Eugenia L.        7N   59W  27    SW/4 NW4     100.00/80.00
CO-1072-11  Franks, Eugnia N.          7N   59W  27    SW/4 NW4     100.00/80.00
CO-1072-12  Johnson, Lorea R.          7N   59W  27    SW/4 NW4     100.00/80.00
CO-1072-13  Ivson, Dawg, J.            7N   59W  27    SW/4 NW4     100.00/80.00
CO-1072-14  Wilmed, Norma Mac Johnson  7N   59W  27    SW/4 NW4     100.00/80.00
CO-1072-15  Johnson, Daniel            7N   59W  27    SW/4 NW4     100.00/80.00
CO-1072-16  Johnson, Joanna            7N   59W  27    SW/4 NW4     100.00/80.00
CO-1072-17  Johnson, Geroge J.         7N   59W  27    SW/4 NW4     100.00/80.00
CO-1072-18  Willard, Alice K.          7N   59W  27    SW/4 NW4     100.00/80.00
CO-1072-21  Snow, Eloise J.            7N   59W  27    SW/4 NW4     100.00/80.00

CO-1071-00  Castor, Delbert D.         7N   59W  27    SW/4 NW4     100.00/80.00

                                                                     Page 3 of 4
                              EXHIBIT "A" CONTINUED



                            Lease
                            Date         Book  Page Lessor                          Lessee  Property Description  WI/NRI  % Assigned
------------------------------------------------------------------------------------------------------------------------------------
Morgan County, Colorado

Wilcat Ranches #1                         809   15  Shirley H. Halligan, Trustee    Township 6 North, Range 59
                                                                                    West Section 35: NE/4 SE/4    100.00  80.00
                                          809   11  Wildcat Ranches                 Township 6 North, Range 59
                                                                                    West Section 35: NE/4 SE/4    100.00  80.00
                                          809  626  Denver Basin Oil Company and
                                                    First National Bank of Denver   Township 6 North, Range 59
                                                                                    West Section 35: NE/4 SE/4    100.00  80.00
------------------------------------------------------------------------------------------------------------------------------------
Arapahoe County, Colorado

Car 81-8                    9/26/1984    4292  390  Georgia Naxine Cox              Township 5 South, Range 59
                                                                                    West Section 62 West
                                                                                    Section 8: NE/4 SW/4           12.75  10.20
------------------------------------------------------------------------------------------------------------------------------------
Yuma County, Colorado

Seahaer #1-T5               5/8/1976      497  164  C.K. Soehner, ET UX             Township 3 South, Range 42
                                                                                    West Section 15:100.00        100.00  80.00
                            6/4/1975      497  162  Irene H. Schuricht              Township 3 South, Range 42
                                                                                    West Section 15:100.00        100.00  80.00
                            5/9/1975      497  142  K & L Land Enterprise           Township 3 South, Range 42
                                                                                    West Section 15:100.00        100.00  80.00

                                                                     Page 4 of 4

                              EXHIBIT "A" CONTINUED


                  Lease
                  Date        Book  Page    Lessor                  Lessee  Property Description            WI/NRI      % Assigned
------------------------------------------------------------------------------------------------------------------------------------

Cheyenne County,
Coloado

UPRC #1-25         2/28/1996  Recep-
                              tion  214765  Union Pacific Land              Township 13 South, Range 42
                                            Resources Company               West Section 25: N/2            100.00      79.50


Champlain-Hanavan  5/22/1972   188     177  Champlain Petroleum             Township 13 South, Range 44
#2-21                                            Company                         West Section 21: W/2 SW/4,
                                                                            E/2 NW/4                         69.62463    55.17755
------------------------------------------------------------------------------------------------------------------------------------

Baca County,
Colorado

Cook #1-5           6/9/1960   339     309  Elmer E. Cook, ET UX            Township 33 South, Range 43
                                                                            West Section  Section            99.33424    79.467392

                    6/9/1960   339     279  Roland Cook, ET UX              Township 33 South, Range 43

                                                                            West Section lots 1 & 2, S/2     99.334241   79.467392
                    8/5/1960   341     317  Ivory E. Dotson, ET UX          Township 33 South, Range 43
                                                                            West Section  & 4, S/2           99.334243   79.467392

Sloan #A-1
                   9/15/1983   502     182  Loretta Howell                  Township 33 South, Range 41
                                                                            West Section 9: Lots 3, 4,
                                                                            W/2 SE/4, SW/4 NE/4             100.00       80.00

                   9/15/1983   502     176  Delphine Turner                 Township 33 South, Range 41
                                                                            West Section 9: Lots 3, 4, W/2
                                                                            SE/4, SW/4 NE/4                 100.00       80.00

                   9/15/1983   502     179  Margaret Forbes                 Township 33 South, Range 41
                                                                            West Section 9: Lots 3, 4, W/2
                                                                            SE/4, SW/4 NE/4                 100.00       80.00

                  10/12/1983   503     276  Commerce Ranch, Inc.            Township 33 South, Range 41
                                                                            West Section 9: Lots 1, 2,
                                                                            NW/4 NE/4                       100.00       80.00


                         End of EXHIBIT "A"

                                   EXHIBIT "B"


                                      WELLS
                                      -----

                                   EXHIBIT "B"


Wells              County      ST    Legal             WI            NRI

#1-8 COX           ARAPAHOE    CO    NESW 8-5S-62W     0.12750000    0.10200000
# 1 BETTY JEN      WELD        CO    SWNW 27-7N-59W    1.00000000    0.80000000
#1 DELBERT         WELD        CO    NESW 27-7N-59W    1.00000000    0.80000000
#1 DOROTHY         WELD        CO    NWNE 7-7N-58W     1.00000000    0.80000000
#3 LIND            WELD        CO    SWNE 13-7N-59W    1.00000000    0.80000000
#4 NICKERSON       WELD        CO    SWNW 18-7N-58W    1.00000000    0.80000000
#1 WILDCAT RANCH   MORGAN      CO    NESE 35-6N-59W    1.00000000    0.80000000
#1 COOK            BACA        CO    SESE 5-33S-43W    0.99334240    0.79467392
#A-1 SLOAN         BACA        CO    SE 9-33S-41W      1.00000000    0.80000000
#1-25 UPRR         CHEYENNE    CO    NENE 25-13S-42W   1.00000000    0.07950000
#3-21 CHAMPLIN     CHEYENNE    CO    SWSW 21-13S-44W   0.06962463    0.55199550
#1-15 SOEHNER      YUMA        CO    NW 15-3S-42W      1.00000000    0.80000000
#1-9 K&L           YUMA        CO    SE 9-3S-42W       1.00000000    0.80000000

                                   EXHIBIT "C"


                      EXHIBIT "C" INTENTIONALLY LEFT BLANK

                                   EXHIBIT "D"


                      EXHIBIT "D" INTENTIONALLY LEFT BLANK

                                   EXHIBIT "D"

                    ASSIGNMENT,. BILL OF SALE AND CONVEYANCE

     THIS ASSIGNMENT, BILL OF SALE AND CONVEYANCE (" Assignment"), dated effective June 1,:2005 at 7:00 a.m. Mountain Time (the "Effective Time"), TUCKER FAMILY INVESTMENTS. LLLP, a Colorado limited liability limited partnership, 12741 E. Caley, Unit 142, Englewood, Colorado 80 III ("Tucker"); DNR OIL & GAS, INC., a Colorado corporation, 12741 E. Caley, Unit 142, Englewood, Colorado 80111 ("DNRj; and TINDALL OPERATING CO., a Colorado corporation, 12741 E. Caley, Unit 142, Englewood, Colorado 80111 ("Tindall"). (Tucker, DNR and Tindall may hereinafter collectively be referred to as "Assignor" or "Seller"); and COLORADO OIL AND GAS, INC., 7260 Osceola Street, Westminster, Colorado 80030 ("Assignee" or "Buyer").:.

     For S 100.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby sells, assigns, transfers, grants, bargains and conveys to Assignee all of Assignor's right, tide and interest in and to the following real and personal property interests (collectively, the "Assets"):

     a. The oil and gas leases described in Exhibit A (the "~"), insofar as said Leases cover the land described in Exhibit A (the "Land" or "Lands"), together with all the property and rights incident thereto and the contracts and agreements relating to the Leases and Land, all operating agreements. exploration agreements, pooling, communitization and unitization agreements, farmout agreements, surface use agreements. product purchase and sale contracts, transportation, processing, treatment or gathering agreements. leases, permits, rights-of-way, easements, licenses, declarations, orders, contracts. and instruments in any way relating to the Leases;

     b. The oil and gas wells specifically described in Exhibit B (the "Wells"), together with all injection and disposal wells on the Leases or Lands or on lands pooled or unitized therewith. and all personal property, equipment, fixtures, improvements, permits, rights of-way and easements used in connection with the production, gathering, treatment, processing, storing, sale or disposal of hydrocarbons or water produced from the properties and interests described in subsection a.;

     c. The pooling and communitization agreements. declarations and orders. and all other such agreements relating to the properties and interests described in subsections a. and b. and to the production of Hydrocarbon, if any, attributable to said properties and interests;

     d. All existing and effective sales, purchase, exchange, gathering, transportation and processing contracts, operating agreements, balancing agreements, farmout agreements, service agreements, and other contracts, agreements and instruments insofar as they relate to the properties and interests described in subsections a. through c.;

     e. The oil, gas and water gathering, pipeline and transportation systems and all personal property, equipment, fixtures, improvements, permits, rights-of-way. surface leases and easements used in connection therewith and all contracts and agreements relating thereto; and

     f. The files. records, and data of Assignor relating to the items described in subsections a. through e. above (the "Records");

provided however, that Assignor hereby reserves the following overriding royalty interest.

                 [add language reserving the overriding royalty]

TO HAVE AND TO HOLD the Assets unto Assignee and its successors and assigns forever.

This Assignment is made subject to the following terms and conditions;

     A. This Assignment is being made pursuant to the terms of the Purchase and Sale Agreement dated effective June 1, 2005, between Assignor and Assignee (the "PSA"). All capitalzed terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the PSA. If there is a conflict between the terms of this Assignment and the terms of the PSA, the terms of the PSA shall control in all respects. The Assignor and Assignee intend that the terms of the PSA remain separate and distinct from and not merge into the terms of this Assignment

     B. ASSIGNOR WARRANTS TITLE TO 1JIE ASSETS FROM AND AGAINST ALL PERSONS CLAIMING BY, THROUGH AND UNDER ASSIGNOR, BUT NOT OTHERWISE, AND EXCEPT FOR THAT WARRANTY, THIS ASSIGNMENT IS MADE WITHOUT WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY.

     C. ASSIGNOR EXPRESSLY DISCLAIMS AND NEGATES ANYW ARRANTY AS TO THE CONDITION OF ANY PERSONAL PROPERTY, EQUIPMENT, FIXTURES AND ITEMS OF MOVABLE PROPERTY COMPRISING ANY PART OF THE ASSETS, INCLUDING (i) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY, (ii) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, (ui) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS, (iv) ANY RIGHTS OF ASSIGNEE UNDER APPLICABLE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION, AND (v) ANY CLAIM BY ASSIGNEE FOR DAMAGES BECAUSE OF DEFECI'S, WHETHER KNOWN OR UNKNOWN BEING EXPRESSLY UNDERSTOOD BY ASSIGNEE THAT SAID PERSONAL PROPER1Y, FIXI1JRES, EQUIPMENT AND ITEMS ARE BEING CONVEYED TO ASSIGNEE "AS IS, WHERE IS," WITH ALL FAULTS AND IN THEIR PRESENT CONDITION AND STATE OF REPAIR; PROVIDED, HOWEVER, THAT NOTHING CONTAINED IN THIS ASSIGNMENT SHALL LIMIT ANY OF ASSIGNOR'S INDEMNITY OBLIGATIONS UNDER THE PSA.

     D. To the extent permitted by law, Assignee shall be subrogated to Assignor's rights in and to representations, warranties and covenants given with respect to the Assets. Assignor hereby grants and transfers to Ass~ its successors and assigns, to the extent so transferable and permitted by law, the benefit of and the right to enforce the covenants, representations and warranties, if any, which Assignor is entitled to enforce with respect to the Assets, but only to the extent not enforced by Assignor.

     E. Assignee assumes and agrees to pay, perform, fulfi11 and discharge its proportionate share of all claims, costs, expenses, liabilities and obligations accruing or relating to the owning, developing. exploring, operating or maintaining of the Assets after the Effective TlME, and all obligations arising under aCXements covering or relating to the Assets, all as more particularly set forth in the PSA. Assignor and Assignee have apportioned other liabilities and obligations in the PSA

     F. The references herein to liens, encumbrances, burdens, defects and other matters shall not be deemed to ratify or create any rights in third parties or merge with, modify or limit the rights of Assignor or Assignee, as between themselves, as set forth in the PSA or other documents executed in connection therewith.

     G. Assignor to Assignee may execute separate governmental form assignments of the Assets on officially approved forms, in sufficient counterparts to satisfy applicable statutory and regulatory requirements. Those assignments shall ~ deemed to contain all of the exceptions, reservations, warranties, rights, titles, power and privileges set forth herein as fully as though they were set forth in each such assignment. The interests conveyed by such separate assignments are the same, and not in addition to, the Assets conveyed herein.

     H. This Assignment binds and inures to the benefit of Assignor and Assignee and their respective successors and assigns.

     1. This Assignment may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute but one and the same instrument. EXECUTED on the dates contained in the acknowledgments of this Assignment, to be effective for all purposes as of the Effective Time.

ASSIGNOR:

TUCKER FAMILY INVESTMENTS, LLLP

By: /s/
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------

DNR OIL & GAS, INC.

By: /s/
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------

TINDALL OPERATING CO.

By:/s/
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------


ASSIGNEE:
COLORADO OIL AND GAS, IN.C.

By:/s/
   -------------------------------
Name:
     -----------------------------
Title:
      ----------------------------


                                ACKNOWLEDGEMENTS
                                ----------------

STATE OF COLORADO          )
CITY AND                   ) .ss
COUNTY OF DENVER           )


The foregoing instrument was acknowledged before me this ___ day of ____ 2005, by_________ , as __________ of TUCKER FAMILY INVESTMENTS, LLLP, a .Colorado limited liability limited partnership, on behalf of such partnership.

        Witness my hand and official seal.
My Commission Expires:
                      ------------

                                            --------------------------------
                                            Notary Public
                                            Name:
                                            Address:

[seal]



STATE OF COLORADO          )
CITY AND                   ) .ss
COUNTY OF DENVER           )


The foregoing instrument was acknowledged before me this____ day of _____ 2005, by________, as________ of DNR OIL & GAS, INC, a Colorado corporation, on behalf of such corporation.

        Witness my hand and official seal.
My Commission Expires:
                      ------------

                                            --------------------------------
                                            Notary Public
                                            Name:
                                            Address:

[seal]

STATE OF COLORADO          )
CITY AND                   ) .ss
COUNTY OF DENVER           )


The forgoing instrument was acknowledged before me this ______ day of _______2005, by _________, as_________ of TINDALL OPERATING CO. a Colorado corporation, on behalf of such corporation.

        Witness my hand and official seal.
My Commission Expires:
                      ------------

                                            --------------------------------
                                            Notary Public
                                            Name:
                                            Address:

[seal]



STATE OF COLORADO          )
CITY AND                   ) .ss
COUNTY OF DENVER           )


The foregoing instrument was aclcnowledged before me this ______ day of______ 2005, by__________, as _________ of COLORADO OIL AND GAS, INC., a Colorado corporation, on behalf of such corporation.


        Witness my hand and official seal.
My Commission Expires: __________

                                            --------------------------------
                                            Notary Public
                                            Name:
                                            Address:

[seal]

                                   EXHIBIT "E"


Wells             County       ST     Legal               WI          NRI            VALUATION
-----             ------       --     -----               --          ---            ---------
#1-8 COX          ARAPAHOE     CO     NESW 8-5S-62W       0.12750000  0.10200000        16.42
# 1 BETTY JEN     WELD         CO     SWNW 27-7N-59W      1.00000000  0.80000000       233.68
#1 DELBERT        WELD         CO     NESW 27-7N-59W      1.00000000  0.80000000       261.93
#1 DOROTHY        WELD         CO     NWNE 7-7N-58W       1.00000000  0.80000000       293.83
#3 LIND           WELD         CO     SWNE 13-7N-59W      1.00000000  0.80000000       121.28
#4 NICKERSON      WELD         CO     SWNW 18-7N-58W      1.00000000  0.80000000      1151.30
#1 WILDCAT RANCH  MORGAN       CO     NESE 35-6N-59W      1.00000000  0.80000000       145.36
#1 COOK           BACA         CO     SESE 5-33S-43W      0.99334240  0.79467392        72.67
#A-1 SLOAN        BACA         CO     SE 9-33S-41W        1.00000000  0.80000000        77.66
#1-25 UPRR        CHEYENNE     CO     NENE 25-13S-42W     1.00000000  0.07950000        53.65
#3-21 CHAMPLIN    CHEYENNE     CO     SWSW 21-13S-44W     0.06962463  0.55199550         0.00
#1-15 SOEHNER     YUMA         CO     NW 15-3S-42W        1.00000000  0.80000000        47.80
#1-9 K&L          YUMA         CO     SE 9-3S-42W         1.00000000  0.80000000        24.42


                                    EXHIBIT F

                                AGREED IMBALANCES
                                -----------------

Shall be agreed to as that imbalance noted (as of the effective dates) on the Bitter Creek Pipeline, LLC, Imbalances Summary Report.